EXHIBIT 99.1

Contact: Release No.:	Chuck Jones 770-752-3594, office 770-289-0894, cell chuck.jones@choicepoint.com 04-038

ChoicePoint® Expands Analytics and Visualization Capabilities

UK-based i2 Acquired in Strategic Move

ALPHARETTA, Georgia, USA / CAMBRIDGE, England, UK – December 22, 2004 – ChoicePoint (NYSE: CPS) today announced a definitive agreement to purchase privately held i2, a Cambridge-based global provider of visual investigative and link analysis software for intelligence, law enforcement, military and large commercial applications.

The transaction includes an initial payment of $90.25 million (US), with an earn-out of up to an additional $10 million (US) if certain financial performance goals are met. The acquisition is scheduled to close on or before January 1, 2005, subject to customary closing conditions. For the full year 2005, ChoicePoint expects the acquisition to be approximately $.02 accretive to earnings.

“The addition of i2 is a milestone in our company’s growth that represents the latest step in two of our strategic initiatives,” noted ChoicePoint Chairman and CEO Derek V. Smith. “We have been steadily moving to enhance our analytics and distribution offerings, most recently with the acquisition of iMap and Templar in 2004. Now, i2 will allow us to leverage the value of our data, but, importantly, our customers will be able to gain additional insight from their own proprietary information.

“Joining with i2 also marks our strategic expansion into international markets by offering products unrelated to the collection of data by ChoicePoint,” continued Smith. “This allows us to fulfill our company vision of helping to create a safer, more secure world through the responsible use of information in a way that respects the different views of personal privacy outside the United States.”

“In the past 14 years, i2 has grown to serve more than 2,000 organizations in 100 countries, creating the world’s leading software that helps our customers make sense of masses of data and very complex scenarios,” said Mike Hunter, co-founder and CEO of i2. “We’re excited about the opportunities that being part of a growing, industry leading company like ChoicePoint will present.”

i2 solutions are used by leading intelligence and law enforcement agencies throughout Europe, Asia, Africa, Australia and the Americas, including local, state and federal levels in the United States. More than 30 percent of the Fortune Global 100 commercial organizations are also i2 customers.

Product development, support and sales outside the US will remain at the company’s Cambridge location. US-based sales and support staff will continue to be located in the Washington, DC area.

About ChoicePoint
ChoicePoint (NYSE: CPS) is the leading provider of identification and credential verification services for making smarter decisions in a world challenged by increased risks. Serving the needs of business, government, non-profit organizations and individuals, ChoicePoint works to create a safer and more secure society through the responsible use of information while ensuring the protection of personal privacy. For more information, visit the company’s Web site at www.choicepoint.com.

Forward-Looking Statements
Certain written statements in this release and oral statements made by or on behalf of ChoicePoint may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as “scheduled,” “should,” “expects” or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors: delays in the receipt of necessary regulatory approvals, the satisfaction of other closing conditions, the ability to integrate successfully this and other acquisitions, demand for ChoicePoint’s services, product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ChoicePoint’s business, including the public records market and privacy matters affecting ChoicePoint, the impact of competition and the uncertainty of economic conditions in general. Additional information concerning these and other risks and uncertainties is contained in ChoicePoint’s filings with the Securities and Exchange Commission, including ChoicePoint’s Annual Report and Form 10-K for the year ended December 31, 2003. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and ChoicePoint undertakes no obligation to publicly update these statements based on events that may occur after the date of this news release.

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